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                         CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the following filings of Interleaf, Inc. of our report dated May 13, 1998, with respect to the consolidated financial statements and schedule of Interleaf, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1999: the Registration Statement (Form S-2 No. 33-63785) and in the related Prospectus, the Registration Statement (Form S-3 No. 33-03761) and in the related Prospectus, the Registration Statements (Forms S-8, No. 33-8933,
No. 33-14529, No. 33-30218 and No. 33-59794) pertaining to the 1983 Stock
Option Plan, the Registration Statements (Forms S-8 No. 33-13249, No. 33-30219, No. 33-40663 and No. 33-69066) pertaining to the 1987 Employee
Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-30220) pertaining to the 1989 Director Stock Option Plan, the Registration Statements (Forms S-8 No. 33-69068, No. 33-61051 and No. 33-38099) pertaining to the 1993 Stock Option Plan, the Registration Statement (Form S-8 No. 33-80864) pertaining to the 1993 Director Stock Option Plan, the Registration Statement (Forms S-8 No. 33-84214 and No. 33-38701) pertaining to the 1994 Employee Stock Option Plan, the Registration Statement (Form S-3
No. 33-38723) and in the related Prospectus, the Registration Statement
(Form S-3 No. 33-44133) and in the related Prospectus, the Registration Statement (Form S-8 No. 33-56145), and in the related Prospectus, pertaining to the 1997 Key Man Stock Option Plan and Agreement, the 1998 Key Man Stock Option Plan and Agreement and the 1993 Stock Option Plan, the Registration Statement (Form S-3 No. 333-69143) and in the related Prospectus, the Registration Statement (Form S-3 No. 333-74625) and in the related Prospectus, the Registration Statement (Forms S-3 No. 333-77907) and in the related Prospectus and the Registration Statement (Form S-8 No. 333-77861) pertaining to the 1998 Employee Stock Purchase Plan.


Ernst & Young LLP



Boston, Massachusetts
June 29, 1999